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                                                                    Exhibit 99.1


                   SECOND SUPPLEMENT DATED JUNE 23, 2000 TO
          SUPPLEMENTED OFFERING MEMORANDUM AND SOLICITATION DOCUMENT

                              VIALOG CORPORATION

EXCHANGE OFFER AND SOLICITATION OF CONSENTS TO THE AMENDMENT TO THE INDENTURE

  This Second Supplement dated June 23, 2000 (the "June 23 Supplement") to the Offering Memorandum and Solicitation Document dated May 3, 2000 (the "May 3 Offering Document"), as amended by the Supplemented Offering Memorandum and Solicitation Document dated May 24, 2000 (the "Supplemented Offering Memorandum and Solicitation Document") and the Supplement thereto dated June 13, 2000 (the "June 13 Supplement"), amends the Supplemented Offering Memorandum and Solicitation Document. Information contained herein, to the extent different from information contained in the Supplemented Offering Memorandum and Solicitation Document, as previously supplemented, supersedes such information. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Supplemented Offering Memorandum and Solicitation Document.

  This June 23 Supplement is being distributed for the following purposes:

  . to extend the Expiration Date and the Withdrawal Termination Date of this Exchange Offer until Monday, July 31, 2000.

  . to provide offerees with additional information regarding our New Credit Facility.

  EXCEPT AS SET FORTH ABOVE, THE INFORMATION CONTAINED HEREIN, INCLUDING THE TERMS OF THE EXCHANGE OFFER (OTHER THAN THE EXTENSION OF THE EXPIRATION DATE AND THE WITHDRAWAL TERMINATION DATE), HAVE NOT BEEN CHANGED IN ANY MATERIAL RESPECT.

  We are offering to exchange (the "Exchange"):

  .  An aggregate of $58,500,000 in cash, and

  . An aggregate of 165,000 newly issued shares of a new class of convertible preferred stock, par value $0.01 per share, stated value $100.00 per share (the "Preferred Stock")

for all of our $75,000,000 12 3/4% Series B Senior Notes due November 15, 2001 (the "Senior Notes"). In addition, accrued and unpaid interest on the Senior Notes will be paid through the effective date of the Exchange. See "The Exchange Offer--Consideration" in the Supplemented Offering Memorandum and Solicitation Document.

  The following information supplements the section of the Supplemented Offering Memorandum and Solicitation Document titled "The Strategic Plan--The New Credit Facility." As explained in that section, we had originally received a joint commitment letter from two major financial institutions relating to the New Credit Facility. However, due to current conditions in the credit market, these institutions informed us this week that they would use their best efforts to complete the financing. If we are unable to obtain the necessary financing, we will not be able to complete the Exchange Offer.

  Except as set forth below, the procedure for tendering the Senior Notes is summarized in the Supplemented Offering Memorandum and Solicitation Document. See "Procedure for Tendering Senior Notes and Delivery of Consents." The first paragraph of the section titled "Procedure for Tendering Senior Notes and Delivery of Consents--Withdrawal" is hereby modified by deleting the reference to July 15, 2000 and substituting September 30, 2000.

DEADLINES

  The Exchange Offer and the consent solicitation will expire at 5:00 p.m., New York City time, on Monday, July 31, 2000, unless extended. To effect the Exchange outside of bankruptcy, we need you to tender your Senior
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Notes pursuant to the Exchange Offer. If we do not receive your acceptance of the Exchange Offer, we may be either unable to complete the proposed Exchange or forced to attempt to implement the proposed Exchange through a costly and uncertain bankruptcy proceeding.

  You may withdraw your tender of Senior Notes or any related consent at any time prior to 5:00 p.m., New York City time, on the Expiration Date. After such time, you may not withdraw your Senior Notes or related consents unless
(i) required by law or (ii) we have not completed the Exchange by September 30, 2000.

                                     RISKS

  See "Risk Factors" beginning on page 13 of the Supplemented Offering Memorandum and Solicitation Document for a discussion of certain risk factors which should be considered in connection with the Exchange Offer, the proposed amendments to the Indenture and the Prepackaged Plan.

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  The date of this Supplement to the Supplemented Offering Memorandum and
Solicitation Document is June 23, 2000.

  QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THIS JUNE 23 SUPPLEMENT MAY BE DIRECTED TO THE INFORMATION AGENT AT THE ADDRESS AND TELEPHONE NUMBER PROVIDED ON THE BACK PAGE OF THE SUPPLEMENTED OFFERING MEMORANDUM AND SOLICITATION DOCUMENT.

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